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                     Jones, Jensen & Company
                   Certified Public Accountants
                       50 South Main Street
                            Suite 1450
                   Salt Lake City, Utah   84144
                          (801) 328-4408
                     Facsimile (801) 328-4461


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated November 26, 1997, with respect to the consolidated financial statements for the years ended September 30, 1997 and 1996 of Grand Central Silver Mines, Inc. (formerly Centurion Mines Corporation and Subsidiaries), included in and made part of the Grand Central Silver Mines, Inc.'s Form SB-2 Registration Statement, filed with the Securities and Exchange Commission.

                              /s/ Jones, Jensen & Company
                              Certified Public Accountants

Dated: May 19, 1998